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                                                                   Exhibit 10.65


          UNIVERSITY OF NORTH TEXAS HEALTH SCIENCE CENTER AT FORT WORTH
                          SPONSORED RESEARCH AGREEMENT

         This Sponsored Research Agreement (the "Agreement") is made between the University of North Texas Health Science Center at Fort Worth ("UNTHSC") and MY-TECH, Inc. and/or assigns ("Sponsor").

                                    RECITALS

         A. Sponsor desires that UNTHSC perform certain research hereinafter described and is willing to advance funds to sponsor such research-, and

         B. Sponsor desires to obtain certain rights to intellectual property developed during the course of such research with a view to profitable commercialization of such intellectual property for the Sponsor's benefit; and

         C. UNTHSC is willing to perform such research and to grant certain fights to such intellectual property.

                                1. EFFECTIVE DATE

         The Agreement shall be effective as of September 1, 1998 (the "Effective Date").

                               2. RESEARCH PROGRAM

         2.1 UNTHSC will use reasonable efforts to conduct the research program described in Attachment A ("Research Program"), and will furnish the facilities necessary to carry out the Research Program. The Research Program will be under the direction of James L. Caffrey, Ph.D. or his successor as mutually agreed to by the parties (the "Principal Investigator") and will be conducted by the Principal Investigator at UNTHSC. For overall direction of the Research Program, the Principal Investigator will report to Peter B. Raven, Ph.D., Director for Cardiovascular Research Institute.

         2.2 The Research Program shall be performed during the period from the Effective Date through and including August 31, 2000 ("Term"). Sponsor shall have the option to negotiate an extension of the Ter-m under mutually agreeable terms. Such option shall be exercised within ninety (90) days prior to the end of the Term.

         2.3 Sponsor understands that UNTHSC's mission is advancement of knowledge, education, and patient care and, consequently, the Research Program will be designed to carry out that mission. The manner of performance of the Research Program shall be determined solely by the Principal Investigator. UNTHSC does not guarantee specific results.


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         2.4 Sponsor understands that UNTHSC will not be involved in similar research during the Term without the written permission of Sponsor.

         2.5 UNTHSC does not guarantee that any intellectual property rights will result from the Research Program, that the scope of any intellectual property rights obtained will cover Sponsor's commercial *interest, or that any such intellectual property rights will be free of dominance by others independent of the Research Program

                                 3. COMPENSATION

         3.1 As consideration for the performance by UNTHSC of its obligations under this Agreement, Sponsor will pay UNTHSC an amount equal to its projected expenditures and reasonable overhead in conducting the Research Program and reasonable costs and attorney' s fees to protect any intellectual property rights arising from the Research Program subject to a maximum expenditure limitation of $460,954 unless such maximum expenditure level is amended pursuant to written amendment to the Agreement. The payment of $460,954 shall be made by Sponsor to UNTHSC on or before September 1, 1998, unless the Sponsor elects to make the payments in an alternative mode. The Sponsor agrees, however, to pay UNTHSC no less than equal monthly payments of $___________ payable on or before the 1st of each month of the Term.

         3.2 UNTHSC shall maintain the Research Program Funds in a separate account and shall expend such funds for wages, supplies, equipment, travel, and other operation expenses in connection with the Research Program in accordance with the budget set out in Attachment A. In addition, UNTHSC shall utilize the Research Program Funds as appropriate, upon consultation with and prior approval from the Sponsor, for patent expenses including attorney' s fees to protect any intellectual property rights arising from the Research Program in accordance with the budget set out in Attachment A.

         3.3 It is understood that any Research Program Funds remaining in this separate account at the conclusion of the Research Program shall be retained by UNTHSC regardless of the specific results of the Research Program.

         3.4 UNTHSC shall retain title to all equipment purchased and/or fabricated by it with the Research Program Funds provided by Sponsor under this Agreement.

                           4. CONSULTATION AND REPORTS

         4.1 Sponsor's designated representative for consultation and communications with the Principal Investigator shall be William A. Stafford or such other person as Sponsor may from time to time designate in writing to UNTHSC and the Principal Investigator ("Designated Representative").




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         4.2 During the Term of the Agreement, Sponsor's representatives may consult informally with UNTHSC's representatives regarding the project, both personally and by telephone. Access to work carried on in UNTHSC laboratories in the course of these investigations shall be entirely under the control of UNTHSC personnel but shall be made available on a reasonable basis.

         4.3 The Principal Investigator will make up to twenty-four (24) oral reports during the Term of the Agreement as requested by Sponsor's Designated Representative. Within thirty (30) days of the conclusion of the Term of the Agreement, the Principal Investigator shall submit to Sponsor a comprehensive final written report which shall contain, but which need not be limited to, the following information:

                  a.       A summary of expenses of the Research Program.

                  b. A report of the activities undertaken and accomplishments achieved by UNTHSC under the Research Program.

                                  5. PUBLICITY

         Without the advance review and approval of the other party, which will not be unreasonably withheld, neither party shall make reference to the other in a press release or any other written statement in connection with work performed under this Agreement, if it is intended for use in the public media, except as required by the Texas Public Information Act or other law or regulation. UNTHSC, however, shall have the right to acknowledge Sponsor's support of the investigations under this Agreement in scientific or academic publications and other scientific or academic communications without Sponsor's prior approval. In any such statements, the parties shall describe the scope and nature of their participation accurately and appropriately.

                       6. PUBLICATION AND ACADEMIC RIGHTS

         6.1 UNTHSC and Principal Investigator shall not have the right to publish or other-wise publicly disclose information gained in the course of this Agreement without written permission of Sponsor. It is further agreed that neither party will publish or make public any material or statements regarding this project until patents and/or other appropriate protective measures are in place. In order to avoid loss of patent rights as a result of premature public disclosure of patentable information, UNTHSC will submit any prepublication materials to Sponsor for review and comment at least sixty (60) days prior to planned submission for publication.

         6.2 It is understood that the UNTHSC investigators may discuss the research being performed under this Agreement with other investigators but shall not reveal information which is Sponsor's Confidential Information under Article
7. In the event any




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joint inventions result from such discussions, UNTHSC shall grant to Sponsor the rights outlined in Article 8 of this Agreement to the extent these are not in conflict, with obligations to another party as a result of the involvement of the other investigator(s). In this latter case, UNTHSC shall, in good faith, exercise reasonable efforts to enable Sponsor to obtain rights to the joint invention.

                           7. CONFIDENTIAL INFORMATION

         7.1 The parties may wish, from time to time, in connection with work contemplated under this Agreement, to disclose confidential information to each other ("Confidential Information"). Each party will use reasonable efforts to prevent the disclosure of any of the other party's Confidential Information to third parties for a period of five (5) years from receipt thereof, provided that the recipient party's obligation shall not apply to information that:

                  (1) is not disclosed in writing or reduced to writing and so marked with an appropriate confidentiality legend within thirty (30) days of disclosure;
                  (2) is already in the recipient party's possession at the time of disclosure thereof,
                  (3) is or later becomes part of the public domain through no fault of the recipient party; or
                  (4)      is received from a third party having no obligations
                           of confidentiality to the disclosing party;
                  (5)      is independently developed by the recipient party; or
                  (6)      is required by law or regulation to be disclosed.

         7.2 In the event that information is required to be disclosed pursuant to subsection (6), the party required to make disclosure shall notify the other to allow that party to assert whatever exclusions or exemptions may be available to it under such law or regulation.

                  8. PATENTS, COPYRIGHTS, AND TECHNOLOGY RIGHTS

         8.1 Title to all inventions and discoveries made by UNTHSC resulting from the Research Program shall reside in UNTHSC. Sponsor shall have an exclusive, worldwide, royalty-bearing, perpetual license to make, use or sell under any invention or discovery made and conceived during the term of this Agreement and directly resulting from the performance of research hereunder or anything of commercial value created directly or indirectly resulting from the Research Program, with the right to sublicense.

         The duration of the license granted to Sponsor by UNTHSC in this
Section 8.1 shall be for the period of the lesser of.



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                  (1)      the effective term of any patent filed on any
                           invention or discovery made and conceived during the term of this Agreement; or

                  (2)      twenty-five (25) years.

         The duration of the license granted to Sponsor shall have no effect on the Term of the Research program as set out in Section 2.1 of the Agreement.

         8.2 Proceeds from the sale, use, license and all other revenues generated from inventions, discoveries and patents shall be divided as follows:

                  (1) the first $900,000 of revenues received shall be payable directly to Sponsor as reimbursement for the payment of the Research Program funds;

                  (2) all revenues received subsequent to the first $900,000 shall be payable with sixty-five percent (65%) to the Sponsor and thirty-five percent (35%) to UNTHSC.

                  (3) UNTHSC's Intellectual Property Policy will govern the disbursement of those revenues received by UNTHSC from this agreement.

                                  9. LIABILITY

         9.1 Sponsor agrees to indemnify and hold harmless UNTHSC, its Regents, officers, agents and employees from any liability, loss or damage they may suffer as a result of claims, demands, costs or judgments against them arising out of the use by Sponsor of the results obtained from the activities performed by UNTHSC under this Agreement; provided, however, that the following is excluded from Sponsor's obligation to indemnify and hold harmless.

                  a. the negligent failure of UNTHSC to substantially comply with any applicable governmental requirements, or

                  b. the negligence or wilful malfeasance of any Regent, officer, agent or employee of UNTHSC.

         9.2 Both parties agree that upon receipt of a notice of claim or action arising out of the activities to be carried out pursuant to the Research Program described in Attachment A, the party receiving such notice will notify the other party promptly.

                           10. INDEPENDENT CONTRACTOR

         For the purposes of this Agreement and all services to be provided hereunder, the parties shall be, and shall be deemed to be, independent contractors and not agents or



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employees of the other party. Neither party shall have authority to make any statements, representations or commitments of any kind, or to take any action which shall be binding on the other party, except as may be expressly provided for herein or authorized in writing.

                            11. TERM AND TERMINATION

         11.1 This Agreement shall commence on the Effective Date and extend until the end of the Term as described hereinabove, unless sooner terminated in accordance with the provisions of this Section.

         11.2 This Agreement may be terminated by the written agreement of both parties.

         11.3 In the event that either party shall be in default of its material obligations under this Agreement and shall fail to remedy such default within sixty (60) days after receipt of written notice thereof, this Agreement shall terminated upon expiration of the sixty (60) day period.

         11.4 Termination or cancellation of this Agreement shall not affect the fights and obligations of the par-ties accrued prior to termination. As its sole liability upon early termination, UNTHSC shall pay Sponsor the Research Program Funds not incurred or committed to be expended as of the effective termination date, including salaries for appointees for the remainder of their appointment. In the event of early termination, UNTHSC shall not be obligated to refund Sponsor any of the overhead expenses from the Research Program Funds as set out in Attachment A.

         11.5 Any provisions of this Agreement which by their nature extend beyond termination shall survive such termination.

                                 12. ATTACHMENTS

         Attachment A is incorporated and made a part of this Agreement for all purposes.

                                   13. GENERAL

         13.1 This Agreement may be assigned by Sponsor without the prior consent of UNTHSC provided that the terms and conditions of this Agreement are binding on the successors and assigns of Sponsor and that Sponsor provides UNTHSC with written notification of any assignment.

         13.2 This Agreement constitutes the entire and only agreement between the parties relating to the Research Program, and a prior negotiations, representations, agreements and understandings are superseded hereby. No agreements altering or




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supplementing the terms hereof may be made except by means of a written document signed by the duly authorized representatives of the parties.

         13.3 Any notice required by this Agreement by Articles 8, 9, or 11 shall be given by prepaid, first class regular mail address in the case of UNTHSC to:

         University of North Texas Health Science Center at Fort Worth 3500 Camp Bowie Blvd.
         Fort Worth, TX 76107
         ATTN: Peter Raven, Ph.D.
         PHONE: (817) 735-2074

or in the case of Sponsor to:

         MY-TECH, Inc.
         5339 Gunn Hwy.
         Tampa, FL 33624
         ATTN: William A. Stafford
         PHONE (813) 960-8279

or at such other addresses as may be given from time to time in accordance with the terms of this notice provision.

         13.4 This Agreement shall be performable in the State of Texas and shall be governed by, construed, and enforced in accordance with the internal laws of the State of Texas.





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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

UNIVERSITY OF NORTH TEXAS                    MY-TECH, INC.
HEALTH SCIENCE CENTER
AT FORT WORTH


/s/ Benjamin L. Cohen                        /s/ William A. Stafford
---------------------------------            -----------------------------------
Benjamin L. Cohen, D.O.                      William A. Stafford
Vice President for Health Affairs
and President Executive Dean


/s/ Steve R. Russell
---------------------------------
Steve R. Russell
Vice President for Fiscal Affairs


READ AND UNDERSTOOD:


/s/ James L. Caffrey
---------------------------------
James L. Caffrey, Ph.D.
Principal Investigator


/s/ Peter B. Raven
---------------------------------
Peter B. Raven., Ph.D.
Director, Cardiovascular Research
Institute





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